Exhibit 99.1

Genpact Reports Third Quarter 2020 Results

Total Revenue of $936 million, Up 5%1

Global Client Revenue of $824 million, Up 7%1

2020 Total Revenue now expected to be $3.68 to $3.695 billion, up from the prior range of

$3.63 to $3.67 billion

NEW YORK, November 2, 2020 — Genpact Limited (NYSE: G), a global professional services firm focused on delivering digital transformation, today announced financial results for the third quarter ended September 30, 2020.

“Our better-than-expected third quarter results continue to demonstrate the resiliency of our business, providing essential, non-discretionary services and solutions. We are partnering even more closely with our clients to reimagine and transform their business models in the new normal, driving growth in our digital Transformation Services,” said “Tiger” Tyagarajan, Genpact’s president and CEO. “We continue to invest in capabilities in the growing experience economy, including our recent acquisition of Something Digital that builds on our ability to deliver end-to-end digital commerce solutions at scale, with customer experience being front and center.”

Key Financial Results – Third Quarter 2020

•	Total revenue was $936 million, up 5% year-over-year, both on an as reported and constant currency basis.[2]
•	Revenue from Global Clients was $824 million, up 7% year-over-year, both on an as reported and constant currency basis[2], representing 88% of total revenue.
•	Revenue from GE was $111 million, down 8% year-over-year, representing 12% of total revenue.
•	Net income was $85 million, down 3% year-over-year, with a corresponding margin of 9.1%.
•

Income from operations was $125 million, up 10% year-over-year, with a corresponding margin of 13.3%.   Adjusted income from operations was $160 million, up 12% year-over-year, with a corresponding margin of 17.1%.[3]

•	Diluted earnings per share was $0.43, down 4% year-over-year, and adjusted diluted earnings per share[4] was $0.56, flat year-over-year.
•

Income from operations and diluted earnings per share include a $5 million restructuring charge related to employee severance costs. This restructuring charge is excluded from adjusted income from operations[3] and adjusted diluted earnings per share.[4]

•	Cash generated from operations was $252 million, up 14% year-over-year, compared to $220 million in the third quarter of 2019.
•	Genpact repurchased approximately 740,000 of its common shares during the quarter for total consideration of approximately $29 million at an average price per share of $38.59.

[1]

Both on an as reported and constant currency basis.  Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

[2]Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

[3]Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. Reconciliations of each of GAAP income from operations and GAAP net income to adjusted income from operations and GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin are attached to this release.

[4]Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.

2020 Outlook

Genpact now expects:

•

Total revenue for the full year of $3.68 to $3.695 billion, up 4.5% to 5.0% or 5% to 5.5% on a constant currency basis, increased from the prior outlook of $3.63 to $3.67 billion, up 3% to 4% or 3.5% to 5% on a constant currency basis.[2]

•	Global Client revenue growth in the range of 6.0% to 6.5%, or 6.5% to 7.0% on a constant currency basis, increased from the prior outlook of 5% to 6%, or 5% to 6.5% on a constant currency basis.[2]
•	Adjusted income from operations margin[5] of approximately 15.7%, increased from the prior outlook of approximately 15.5%.
•	Adjusted diluted EPS[6] of $2.08 to $2.11, increased from the prior outlook of $2.03 to $2.07.

Conference Call to Discuss Financial Results

Genpact’s management will host an hour-long conference call beginning at 4:30 p.m. ET on November 2, 2020 to discuss the company’s performance for the third quarter ended September 30, 2020. To participate, callers can dial +1 (877) 654-0173 from within the U.S. or +1 (281) 973-6289 from any other country. Callers will be prompted to enter the conference ID, 9573522.

A live webcast of the call will also be made available on the Genpact Investor Relations website at https://www.genpact.com/investors. For those who cannot join the call live, a replay will be archived on the Genpact website after the end of the call. A transcript of the call will also be made available on the website.

5 Adjusted income from operations margin is a non-GAAP measure. A reconciliation of the outlook for each of GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin is attached to this release.

6Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.

About Genpact

Genpact (NYSE: G) is a global professional services firm that makes business transformation real. We drive digital-led innovation and digitally-enabled intelligent operations for our clients, guided by our experience running thousands of processes primarily for Global Fortune 500 companies. We think with design, dream in digital, and solve problems with data and analytics.  Combining our expertise in end-to-end operations and our AI-based platform, Genpact Cora, we focus on the details – all 90,000+ of us. From New York to New Delhi and more than 30 countries in between, we connect every dot, reimagine every process, and reinvent companies’ ways of working. We know that reimagining each step from start to finish creates better business outcomes. Whatever it is, we’ll be there with you – accelerating digital transformation to create bold, lasting results – because transformation happens here.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and financial results and other forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties, and other factors include but are not limited to the impact of the COVID-19 pandemic on our business, the health and safety of our employees, clients, partners and suppliers, as well as the physical and economic impacts of actions taken by local and national governmental agencies in response to the pandemic, a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing or information technology services sectors, our ability to develop and successfully execute our business strategies, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in tax rates and tax legislation and other laws and regulations, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, general economic conditions affecting our industry, political, economic or business conditions in countries in which we operate, including the uncertainty relating to the withdrawal of the United Kingdom from the European Union, commonly known as Brexit, as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contacts

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Michael Schneider +1 (217) 260-5041 michael.schneider@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31,	As of September 30,
	2019	2020
Assets
Current assets
Cash and cash equivalents	$467,096	$803,399
Accounts receivable, net of reserve for doubtful receivables of $29,969 and allowance for credit losses of $25,552 as of December 31, 2019 and September 30, 2020, respectively	914,255	859,070
Prepaid expenses and other current assets	170,325	216,244
Total current assets	$1,551,676	$1,878,713
Property, plant and equipment, net	254,035	237,473
Operating lease right-of-use assets	330,854	331,149
Deferred tax assets	89,715	105,160
Intangible assets, net	230,861	176,908
Goodwill	1,574,466	1,567,603
Contract cost assets	205,498	211,794
Other assets, net of reserve for doubtful assets of $0 and allowance for credit losses of $2,566 as of December 31, 2019 and September 30, 2020, respectively	217,079	294,838
Total assets	$4,454,184	$4,803,638

Liabilities and equity
Current liabilities
Short-term borrowings	$70,000	$245,000
Current portion of long-term debt	33,509	33,530
Accounts payable	21,981	30,754
Income taxes payable	43,186	94,744
Accrued expenses and other current liabilities	683,871	677,430
Operating leases liability	57,664	65,192
Total current liabilities	$910,211	$1,146,650
Long-term debt, less current portion	1,339,796	1,315,477
Operating leases liability	302,100	305,074
Deferred tax liabilities	3,990	3,236
Other liabilities	208,916	256,021
Total liabilities	$2,765,013	$3,026,458
Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 190,118,181 and 190,403,947 issued and outstanding as of December 31, 2019 and September 30, 2020, respectively	1,896	1,900
Additional paid-in capital	1,570,575	1,612,084
Retained earnings	648,656	748,621
Accumulated other comprehensive income (loss)	(531,956)	(585,425)
Total equity	$1,689,171	$1,777,180
Total liabilities and equity	$4,454,184	$4,803,638

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended September 30,		Nine months ended September 30,
	2019	2020	2019	2020
Net revenues	$888,799	$935,523	$2,579,804	$2,758,809
Cost of revenue	573,659	605,829	1,664,040	1,804,492
Gross profit	$315,140	$329,694	$915,764	$954,317
Operating expenses:
Selling, general and administrative expenses	194,537	198,335	582,251	581,989
Amortization of acquired intangible assets	6,960	10,235	23,565	31,673
Other operating (income) expense, net	59	(3,518)	90	14,991
Income from operations	$113,584	$124,642	$309,858	$325,664
Foreign exchange gains (losses), net	6,727	(2,402)	3,646	11,611
Interest income (expense), net	(10,221)	(12,757)	(33,487)	(38,072)
Other income (expense), net	704	960	5,067	946
Income before equity-method investment activity, net and income tax expense	$110,794	$110,443	$285,084	$300,149
Equity-method investment activity, net	(5)	-	(16)	—
Income before income tax expense	$110,789	$110,443	$285,068	$300,149
Income tax expense	22,669	25,008	62,385	66,855
Net income	$88,120	$85,435	$222,683	$233,294
Earnings per common share
Basic	$0.46	$0.45	$1.17	$1.22
Diluted	$0.45	$0.43	$1.14	$1.19
Weighted average number of common shares used in computing earnings per common share
Basic	190,599,049	190,949,108	190,071,418	190,705,671
Diluted	195,890,841	196,655,140	194,683,699	196,100,067

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine months ended September 30,
	2019	2020
Operating activities
Net income	$222,683	$233,294
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	70,234	88,273
Amortization of debt issuance costs (including loss on extinguishment of debt)	1,288	1,685
Amortization of acquired intangible assets	23,565	31,673
Write-down of intangible assets and property, plant and equipment	3,511	10,647
Reserve for doubtful receivables/allowance for credit losses	7,169	3,226
Unrealized loss (gain) on revaluation of foreign currency asset/liability	(4,862)	6,164
Stock-based compensation expense	61,307	55,818
Deferred income taxes	(6,946)	(9,287)
Write-down of operating lease right-of-use assets and other assets	-	10,244
Others, net	(2,605)	(1,131)
Change in operating assets and liabilities:
(Increase) decrease in accounts receivable	(97,269)	49,299
Increase in prepaid expenses, other current assets, contract cost assets, operating lease right-of-use assets and other assets	(87,064)	(148,909)
Decrease in accounts payable	(20,670)	(2,646)
Increase in accrued expenses, other current liabilities, operating leases liability and other liabilities	122,411	44,830
Increase in income taxes payable	48,567	52,033
Net cash provided by operating activities	$341,319	$425,213

Investing activities
Purchase of property, plant and equipment	(55,071)	(47,932)
Payment for internally generated intangible assets (including intangibles under development)	(26,261)	(8,391)
Proceeds from sale of property, plant and equipment	1,621	447
Payment for business acquisitions, net of cash acquired	(6,305)	-
Net cash used for investing activities	$(86,016)	$(55,876)

Financing activities
Repayment of finance lease obligations	(6,256)	(7,240)
Payment of debt issuance costs	-	(620)
Repayment of long-term debt	(25,500)	(25,500)
Proceeds from short-term borrowings	50,000	455,000
Repayment of short-term borrowings	(100,000)	(280,000)
Proceeds from issuance of common shares under stock-based compensation plans	15,949	19,261
Payment for net settlement of stock-based awards	(3,177)	(33,157)
Payment of earn-out consideration	(12,790)	-
Dividend paid	(48,515)	(55,775)
Payment for stock repurchased and retired (including expenses related to stock repurchase)	(23,913)	(73,588)
Net cash used for financing activities	$(154,202)	$(1,619)
Effect of exchange rate changes	(12,625)	(31,415)
Net increase in cash and cash equivalents	101,101	367,718
Cash and cash equivalents at the beginning of the period	368,396	467,096
Cash and cash equivalents at the end of the period	$456,872	$803,399
Supplementary information
Cash paid during the period for interest	$31,633	$28,160
Cash paid during the period for income taxes, net of refund	$65,562	$131,456

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following non-GAAP financial measures:

•	Adjusted income from operations;
•	Adjusted income from operations margin;
•	Adjusted diluted earnings per share; and
•	Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition-related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles recorded at the company’s formation in 2004 for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to those of its competitors. For the same reasons, since April 2016 Genpact’s management has excluded the impairment of acquired intangible assets from the financial statements it uses for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated.

Genpact’s management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. During the second quarter of 2020, as a result of the COVID-19 pandemic, the Company initiated restructuring measures. In connection with the restructuring, the Company has recorded a charge related to the following: i) right-of-use lease assets and other assets related to certain abandoned leased office properties in the second quarter of 2020, and ii) employee severance costs related to a focused reduction in Genpact’s workforce in the second and third quarters of 2020. Genpact’s management believes that excluding such charges provides useful information to both management and investors regarding the Company’s financial performance and underlying business trends. Additionally, in its calculations of non-GAAP financial measures, Genpact’s management has adjusted foreign exchange gains and losses, interest income and expense and income tax expenses from GAAP net income, and other income and expenses, and certain gains, losses and impairment charges attributable to equity-method investments from GAAP income from operations, because management believes that the Company’s results after taking into account these adjustments more accurately reflect the Company’s ongoing operations. In its calculations of adjusted diluted earnings per share, Genpact’s management has adjusted stock-based compensation expense, amortization and impairment of acquired intangible assets, acquisition-related expenses and restructuring expenses and the related tax impact of such adjustments from GAAP diluted earnings per share. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact’s management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company’s true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations, income from operations margin, net income and net income margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation and amortization and impairment of acquired intangibles. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three and nine months ended September 30, 2019 and 2020:

Reconciliation of Net income/Margin to Adjusted Income from Operations/Margin

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2019	2020	2019	2020
Net income	$88,120	$85,435	$222,683	$233,294
Foreign exchange (gains) losses, net	(6,727)	2,402	(3,646)	(11,611)
Interest (income) expense, net	10,221	12,757	33,487	38,072
Income tax expense	22,669	25,008	62,385	66,855
Stock-based compensation expense	21,320	19,487	61,306	55,818
Amortization and impairment of acquired intangible assets	6,712	9,995	22,690	32,218
Restructuring expenses	-	4,889	-	26,547
Acquisition-related expenses	-	-	967	-
Adjusted income from operations	$142,315	$159,973	$399,872	$441,193
Net income margin	9.9%	9.1%	8.6%	8.5%
Adjusted income from operations margin	16.0%	17.1%	15.5%	16.0%

Reconciliation of Income from Operations/Margin to Adjusted Income from Operations/Margin

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2019	2020	2019	2020
Income from operations	$113,584	$124,642	$309,858	$325,664
Stock-based compensation expense	21,320	19,487	61,306	55,818
Amortization and impairment of acquired intangible assets	6,712	9,995	22,690	32,218
Acquisition-related expenses	-	-	967	-
Other income (expense), net	704	960	5,067	946
Restructuring expenses	-	4,889	-	26,547
Equity-method investment activity, net	(5)	-	(16)	-
Adjusted income from operations	$142,315	$159,973	$399,872	$441,193
Income from operations margin	12.8%	13.3%	12.0%	11.8%
Adjusted income from operations margin	16.0%	17.1%	15.5%	16.0%

Reconciliation of Diluted EPS to Adjusted Diluted EPS7

(Per share data)

	Three months ended September 30,		Nine months ended September 30,
	2019	2020	2019	2020
Diluted EPS	$0.45	$0.43	$1.14	$1.19
Stock-based compensation expense	0.11	0.10	0.31	0.28
Amortization and impairment of acquired intangible assets	0.03	0.05	0.12	0.16
Acquisition-related expenses	-	-	-	-
Restructuring expenses	-	0.02	-	0.14
Tax impact on stock-based compensation expense	(0.02)	(0.03)	(0.07)	(0.08)
Tax impact on amortization and impairment of acquired intangible assets	(0.01)	(0.01)	(0.03)	(0.04)
Tax impact on restructuring expenses	-	(0.01)	-	(0.03)
Tax impact on acquisition-related expenses	-	-	-	-
Adjusted diluted EPS	$0.56	$0.56	$1.48	$1.61

7 Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the year ending December 31, 2020:

Reconciliation of Outlook for Net income Margin to Adjusted Income from Operations Margin8

Year ending December 31, 2020
Net income margin	8.3%
Estimated foreign exchange (gains) losses, net	(0.3)%
Estimated interest (income) expense, net	1.3%
Estimated income tax expense	2.5%
Estimated stock-based compensation expense	2.1%
Estimated amortization and impairment of acquired intangible assets	1.1%
Estimated restructuring expenses	0.7%
Adjusted income from operations margin	15.7%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from Operations Margin8

Year ending December 31, 2020
Income from operations margin	11.8%
Estimated stock-based compensation expense	2.1%
Estimated amortization and impairment of acquired intangible assets	1.1%
Estimated restructuring expenses	0.7%
Adjusted income from operations margin	15.7%

Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS8

(Per share data)

	Year ending December 31, 2020
	Lower	Upper
Diluted EPS	$1.54	1.57
Estimated stock-based compensation expense	0.39	0.39
Estimated amortization and impairment of acquired intangible assets	0.21	0.21
Estimated restructuring expenses	0.14	0.14
Estimated tax impact on stock-based compensation expense	(0.11)	(0.11)
Estimated tax impact on amortization and impairment of acquired intangible assets	(0.05)	(0.05)
Estimated tax impact on restructuring expenses	(0.03)	(0.03)
Adjusted diluted EPS	$2.08	2.11	7

8Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.